Exhibit 99.1

FOR RELEASE:	January 30, 2009

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS RECORD BREAKING $200 MILLION IN ASSETS AND SOLID FOURTH QUARTER EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC BB: “WFSC”) reported record consolidated assets of $202.9 million on December 31, 2008 – a 16% increase over December 31, 2007.  Total loans on December 31, 2008 were $171.2 million – an increase of 26% from the level reported a year earlier.  Deposits reflected 15% growth to $170.8 million at December 31, 2008 compared to the prior year, and shareholders’ equity increased 9% from December 31, 2007 to $16.5 million at December 31, 2008.

Consolidated net income totaled $281 thousand for the three months ended December 31, 2008 compared to $488 thousand for the comparable period in 2007 – a decrease of 42%.  On a diluted per share basis, earnings for the three-month periods of 2008 and 2007 were $.12 vs. $.21 – a decrease of 43%.  For the twelve-month periods ended December 31, 2008, net income totaled $1,301 thousand compared to $2,046 thousand for the comparable period in 2007 – a decrease of 36%.  On a diluted per share basis, earnings for the twelve-month periods ended December 31, 2008 and 2007, respectively, were $.57 and $.89 – a decrease of 36%.  The decrease in earnings was primarily attributable to a compression in the Company’s net interest margin following Federal Open Market Committee interest rate cut initiatives, increased operating expenses to support overall growth in loans and deposits, and an increased provision for loan losses to support loan growth.  Asset quality remained strong with nonperforming loans to total assets of .13% and .11% at December 31, 2008 and 2007, respectively.

Return on assets was .57% compared to 1.13%, and return on equity was 6.94% compared to 13.01% for the three-month periods ended December 31, 2008 and 2007, respectively.  For the twelve-month periods ended December 31, 2008 and 2007, respectively, return on assets was .71% compared to 1.24%, and return on equity was 8.20% compared to 14.62%.

 “2008 was a year ruled by negative economic indicators and widespread fear.  Despite the turmoil and uncertainty in the financial markets, the fundamentals and overall safety and soundness of our bank remain strong.  Throughout this economic downturn, we have continued to make loans to assist our commercial and retail customers with the same sound and cautious policies that have served us well for over a decade, and have continued to earn us a 5-Star Rating from BauerFinancial, Inc.,” stated G. Gordon Greenwood, President & Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	% change	2008	2007	% change
Consolidated earning summary:
Interest income	$3,171,825	$3,285,876	-3.5%	$12,227,824	$12,901,434	-5.2%
Interest expense	1,270,829	1,355,650	-6.3%	4,984,250	5,295,506	-5.9%
Net interest income	1,900,996	1,930,226	-1.5%	7,243,574	7,605,928	-4.8%
Provision for loan losses	202,525	181,755	11.4%	711,285	406,725	74.9%
Net interest income after
provision for loan losses	1,698,471	1,748,471	-2.9%	6,532,289	7,199,203	-9.3%
Other income	407,609	397,499	2.5%	1,624,110	1,528,766	6.2%
Other expenses	1,620,863	1,411,526	14.8%	6,132,224	5,553,236	10.4%
Income before taxes	485,217	734,444	-33.9%	2,024,175	3,174,733	-36.2%
Income taxes	203,529	245,969	-17.3%	722,863	1,128,727	-36.0%
Net income	$281,688	$488,475	-42.3%	$1,301,312	$2,046,006	-36.4%
Earnings per share - Basic	$0.13	$0.23	-43.5%	$0.61	$0.97	-37.1%
Earnings per share - Diluted	0.12	0.21	-42.9%	0.57	0.89	-36.0%
Average Shares - Basic	2,124,622	2,117,973	0.3%	2,121,308	2,111,612	0.5%
Average Shares - Diluted	2,253,846	2,283,290	-1.3%	2,271,977	2,286,662	-0.6%
Consolidated balance sheet data:
Total Assets				$202,858,972	$174,257,998	16.4%
Total Deposits				170,814,106	149,191,016	14.5%
Loans (gross)				171,239,692	135,734,224	26.2%
Investments				23,778,449	26,113,294	-8.9%
Shareholders' Equity				16,510,571	15,179,239	8.8%
Consolidated average balance sheet data:
Total Assets	$197,854,734	$171,465,008	15.4%	$184,321,441	$165,663,527	11.3%
Total Deposits	170,545,425	146,633,893	16.3%	157,913,218	141,059,696	12.0%
Loans (gross)	165,675,893	133,456,205	24.1%	149,214,736	127,403,492	17.1%
Investments	23,695,793	26,579,297	-10.9%	25,151,968	26,519,393	-5.2%
Shareholders' Equity	16,149,305	14,893,132	8.4%	15,860,596	13,997,104	13.3%
Consolidated performance ratios:
Return on average assets*	0.57%	1.13%		0.71%	1.24%
Return on average equity*	6.94%	13.01%		8.20%	14.62%
Capital to Assets	8.16%	8.69%		8.60%	8.45%
Consolidated asset quality data and ratios:
Nonaccruing loans				$268,053	$195,683	37.0%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				268,053	195,683	37.0%
Foreclosed properties				205,006	87,787	133.5%
Nonperforming assets				473,059	283,470	66.9%
Allowance for loan losses				2,529,981	2,090,125	21.0%
Loans charged off				319,933	256,741	24.6%
Recoveries of loans charged off				48,504	56,061	-13.5%
Net loan charge-offs				271,429	200,680	35.3%
Net charge-offs to average loans*				0.18%	0.16%	12.5%
Nonperforming loans to total assets				0.13%	0.11%	18.2%
Allowance coverage of nonperforming loans				943.84%	1068.12%	-11.6%
Allowance for loan losses to gross loans				1.48%	1.54%	-3.9%

*Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
		Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007
Consolidated earning summary:
Interest income	$3,171,825	$3,080,208	$2,895,378	$3,080,413	$3,285,876
Interest expense	1,270,829	1,180,997	1,185,292	1,347,132	1,355,650
Net interest income	1,900,996	1,899,211	1,710,086	1,733,281	1,930,226
Provision for loan losses	202,525	320,635	150,680	37,445	181,755
Net interest income after provision for loan losses	1,698,471	1,578,576	1,559,406	1,695,836	1,748,471
Other income	407,609	425,618	415,849	375,034	397,499
Other expenses	1,620,863	1,478,381	1,563,388	1,469,592	1,411,526
Income before taxes	485,217	525,813	411,867	601,278	734,444
Income taxes	203,529	176,809	129,384	213,141	245,969
Net income	$281,688	$349,004	$282,483	$388,137	$488,475
Earnings per share - Basic	$0.13	$0.16	$0.13	$0.18	$0.23
Earnings per share - Diluted	0.12	0.15	0.12	0.17	0.21
Average Shares - Basic	2,124,622	2,122,147	2,119,461	2,118,956	2,117,973
Average Shares - Diluted	2,253,846	2,273,388	2,279,884	2,279,551	2,283,290
Consolidated balance sheet data:
Total Assets	$202,858,972	$193,073,062	$182,923,687	$180,968,119	$174,257,998
Total Deposits	170,814,106	166,519,486	155,212,188	155,155,491	149,191,016
Loans (gross)	171,239,692	157,724,566	148,338,170	137,192,577	135,734,224
Investments	23,778,449	23,681,294	25,076,449	26,494,464	26,113,294
Shareholders' Equity	16,510,571	15,783,148	15,782,299	15,793,519	15,179,239
Consolidated average balance sheet data:
Total Assets	$197,854,734	$185,946,806	$178,016,532	$175,340,851	$171,465,008
Total Deposits	170,545,425	159,510,362	151,838,703	149,617,026	146,633,893
Loans (gross)	165,675,893	152,497,479	141,392,197	137,076,409	133,456,205
Investments	23,695,793	24,553,284	26,011,589	26,369,785	26,579,297
Shareholders' Equity	16,149,305	15,892,539	15,920,103	15,476,307	14,893,132
Consolidated performance ratios:
Return on average assets*	0.57%	0.75%	0.64%	0.89%	1.13%
Return on average equity*	6.94%	8.74%	7.14%	10.09%	13.01%
Capital to Assets	8.16%	8.55%	8.94%	8.83%	8.69%
Consolidated asset quality data and ratios:
Nonaccruing loans	$268,053	$82,693	$187,157	$189,126	$195,683
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	268,053	82,693	187,157	189,126	195,683
Foreclosed properties	205,006	227,407	51,006	87,787	87,787
Nonperforming assets	473,059	310,100	238,163	276,913	283,470
Allowance for loan losses	2,529,981	2,355,244	2,252,385	2,110,658	2,090,125
Loans charged off	36,759	236,362	16,910	29,902	89,549
Recoveries of loans charged off	8,971	18,587	7,956	12,990	29,464
Net loan charge-offs	27,788	217,775	8,954	16,912	60,085
Net charge-offs to average loans*	0.07%	0.57%	0.03%	0.05%	0.18%
Nonperforming loans to total assets	0.13%	0.04%	0.10%	0.10%	0.11%
Allowance coverage of nonperforming loans	943.84%	2848.18%	1203.47%	1116.01%	1068.12%
Allowance for loan losses to gross loans	1.48%	1.49%	1.52%	1.54%	1.54%

*Annualized based on number of days in the period.

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